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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 17, 1999
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                              VIRAGEN (Europe) Ltd.
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             (Exact name of registrant as specified in its charter)


         Delaware                        0-17827                 11-2788282
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(State or other jurisdiction           (Commission             (IRS Employer
   of incorporation)                   File Number)          Identification No.)


           865 S.W. 78th Avenue, Suite 100, Plantation, Florida 33324
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code    (954) 233-8377
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                                       N/A
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          (Former name or former address, if changed since last report)



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ITEM 5.- OTHER EVENTS

         On March 17, 1999, the Company's parent, Viragen, Inc., completed a securities offering with two investors pursuant to which Viragen, Inc. received net proceeds from the initial tranche of $1,862,000 inclusions of $500,000 held in escrow pending filing of the related registration statement. The net proceeds received were contributed by the parent to the Company, in exchange for 3,507,000 shares of the Company's common stock. The shares were issued at market value on the date of the contribution, increasing the parents ownership in the Company from 83% to 86%.

         The Company's parent anticipates the closing of the second tranche under the securities offering of $3.5 million within 120 days and has committed to the transfer of another $1.5 million to the Company following this funding.

         The Company's proforma balance sheet at February 28, 1999, reflecting the capital contribution is included as an Exhibit to this report.


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ITEM 7 - FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND

              EXHIBITS

              Exhibit 1:  Proforma Balance Sheet at February 28, 1999


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           VIRAGEN (EUROPE) Ltd.



                                           By:  /s/ Dennis W. Healey
                                                ----------------------------
                                                Dennis W. Healey
                                                Executive Vice President and
                                                Principal Financial Officer



                                           By:  /s/ Jose I. Ortega
                                                ----------------------------
                                                Jose I. Ortega
                                                Controller and
                                                Principal Accounting Officer

Dated:  March 22, 1999